UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 12, 2016

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37623	56-2542838
(State of incorporation	(Commission	(IRS Employer
or organization)	File Number)	Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Hercules Offshore, Inc. (the “Company”) on the Form 8-K filed on May 27, 2016, the Company and certain of its U.S. domestic direct and indirect subsidiaries (together with the Company, the “Debtors”) and certain of the Company’s other domestic and foreign direct and indirect subsidiaries (collectively with the Debtors, the “HERO Entities”) on May 26, 2016, as amended by the Amendment to the Restructuring Support Agreement, dated July 8, 2016, entered into an agreement (as may be further amended, modified or supplemented from time to time, the “Restructuring Support Agreement”) with an ad hoc group of lenders (each an “Ad Hoc Group Member”) representing approximately 99% of the obligations outstanding under the Credit Agreement entered into on November 6, 2015, among the Company and certain of its subsidiaries, as guarantors, and Jefferies Finance LLC, as administrative agent and collateral agent, and the lenders party thereto. The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment to and obligations of, on the one hand, the HERO Entities, and on the other hand, each of the Ad Hoc Group Members (and any successors or permitted assigns that become party thereto) in connection with a controlled wind down of the HERO Entities’ operations pursuant to, among other things, a pre-packaged plan (the “Plan”) filed under chapter 11 of the United States Bankruptcy Code on June 5, 2016 in the United States Bankruptcy Court for the District of Delaware (the “Court”).

On August 12, 2016, the HERO Entities entered into Amendment No. 2 to Restructuring Support Agreement (the “RSA Amendment”) with each of the Ad Hoc Group Members. Pursuant to the RSA Amendment:

(i)	the outside date to enter a confirmation order with the Court is extended to September 30, 2016; and

(ii)	the outside date to consummate the Plan is extended to October 14, 2016.

The RSA Amendment was necessitated by a change to the timeline of the Debtors’ chapter 11 cases occasioned by the agreement of the Debtors, the Ad Hoc Group and the official committee of equity security holders appointed in the Debtors’ chapter 11 cases to participate in, and the determination by the Court to order, mediation with respect to certain objections filed to the Plan and related matters. Court-ordered mediation before The Honorable Christopher S. Sontchi is expected to take place on September 6, 2016. In order to permit the mediation to proceed, the hearing to consider confirmation of the Plan was adjourned from August 10, 2016 and is currently scheduled to commence on September 22, 2016.

The summary of the RSA Amendment set forth above does not purport to be complete, and is qualified in its entirety by reference to the RSA Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

This Current Report on Form 8-K includes forward-looking statements as defined under federal law. Although the Company believes that its expectations are based upon reasonable assumptions, no assurance can be given that the Company’s goals will be achieved, including statements regarding the timing of the Court-ordered mediation as indicated above. Actual results may vary materially. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Item 7.01.	Regulation FD Disclosure.

In addition to the items described in Item 1.01, the HERO Entities have received bids in the form of letters of intent for many of the HERO Entities’ other assets. Those letters of intent informed the Debtors’ current estimate of potential sale proceeds set forth in the updated recovery analysis filed with the Court on August 5, 2016.

As a result of the events, and related events, reported on this Current Report on Form 8-K and the Company’s limited resources, the Company intends to suspend the filing of its regular periodic reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission. The Company, however, intends to furnish copies of the Monthly Operating Reports that are required to be submitted to the Court under cover of Current Reports on Form 8-K and to continue to file Current Reports on Form 8-K disclosing material developments concerning the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to Restructuring Support Agreement, dated as of August 12, 2016, by and among Hercules Offshore, Inc. and certain of its U.S. domestic direct and indirect subsidiaries and certain lenders therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: August 18, 2016	By:	/s/ Beau M. Thompson
Beau M. Thompson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Restructuring Support Agreement, dated as of August 12, 2016, by and among Hercules Offshore, Inc. and certain of its U.S. domestic direct and indirect subsidiaries and certain lenders therein.

.